Globalstar


Launching
the **future**.

Third Quarter 2011 Earnings Call Presentation

November 8, 2011

Globalstar Introduction

Safe Harbor Language

This presentation contains certain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future launches and operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT family of products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this presentation regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this presentation speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Globalstar Strategic Initiatives

Highlighted by right-sized focus on proven products



As the Company completes the launch and orbit-raising of its 1st 24 Second-Generation Satellites



1. ***Re-Launch of Voice and Duplex Data Service***

- *Existing Subscribers* – Increase usage and access pricing is expected to drive ARPU – Management will also focus on strategy for existing subscribers with little or no current usage
- *New Subscribers* – Leverage comparable call quality advantages and pricing superiority vs. competition to drive new gross subscriber additions

2. ***Re-engage Discussions with the FCC regarding ATC Suspended Authority***

- Discussions will continue with the US regulator to increase the use of Globalstar's MSS spectrum in order to further the FCC's national broadband initiatives

3. ***Re-focused Strategy for SPOT Consumer and Simplex Products***



- *Existing Products- Company will now focus specifically on the SPOT Satellite GPS Messenger and SPOT Connect consumer products as well as the SmartONE commercial asset tracking device*

4. ***Complete the Search for a New CFO***

Third Quarter Highlight

Globalstar successfully launches six second-generation satellites

- Globalstar successfully launched six new second-generation satellites from the Baikonur Cosmodrome in Kazakhstan on July 13, 2011
- The Company has successfully conducted two launches of six satellites each and expects to conduct two additional launches
- With each subsequent launch, customers who use Globalstar's voice and duplex data services can expect a progressive improvement in reliability and performance



Third Quarter Highlight

Globalstar begins to operate new satellites in North America

- On August 29th Globalstar announced that the French Minister in charge of Space Operations, had issued to Globalstar the Ministry's final authorization to operate its second generation satellite constellation
- Earlier this year, the FCC granted Globalstar conditional authority to operate its second-generation satellites within the United States upon receipt of the French registration of the constellation
- Consequently, in September the Company announced that it had started processing commercial mobile satellite telephone calls for customers throughout the United States, Canada, Northern Mexico, Puerto Rico and the surrounding regions using its new second-generation satellites.
- Globalstar voice and duplex data customers in these regions began experiencing improved coverage availability and call performance due to the duplex activation of the Company's six ground stations located throughout North America.



Third Quarter Highlight

Continued growth for Simplex M2M data and SPOT consumer products

- Globalstar continued to establish both its Simplex commercial M2M asset tracking business and its Simplex consumer retail market success primarily with the enhanced SPOT Satellite GPS Messenger™.
- During the three-month period ended September 30, 2011, the Company recorded over 30,000 Simplex data and SPOT product family activations. Consequently Globalstar recorded total revenue of approximately $18.2 million for the three-month period ended September 30, 2011.
- Globalstar also continued to promote the revolutionary SPOT Connect™ communicator for smartphones
- SPOT Connect provides one-way messaging connectivity using the Globalstar satellite network for sending GPS location-based text messages to friends, family and co-workers





Constellation Update

Globalstar Launch Two

- On July 13, 2011 Arianespace successfully launched six new Globalstar second-generation satellites from the Baikonur Cosmodrome in Khazahkstan using the Soyuz launch vehicle
- All six satellites were successfully acquired - Globalstar has initiated satellite in-orbit testing and two of the six satellites are now operational and are providing improved coverage for global voice and duplex data services









Constellation Update
Upcoming Globalstar Launches

- Globalstar is planning two additional launches of six satellites per launch using the Soyuz launch vehicle
- Both remaining launches are to be conducted at the Baikonur Cosmodrome in Khazakstan
- Thales Alenia Space has already shipped the next six satellites to the pre-launch facility at Baikonur along with two satellites for the fourth launch



Income Statement Review

Q3 2011 vs. Q3 2010

(in 000s)	Three Months Ended: Sept 2011	Three Months Ended: Sept 2010
Revenue		
Service Revenue	$ 14,198	$ 13,389
Equipment Revenue	3,989	4,834
Total Revenue	**$ 18,187**	**$ 18,223**
Operating Expenses		
Cost of Services	$ 8,332	$ 7,995
Cost of Subscriber Equipment	2,871	3,329
Marketing General & Administrative	12,249	12,911
Total	$ 23,452	$ 24,235
Other Non-Cash Operating Expenses:		
Reduction in the Value of Equipment	$ 979	$ -
Reduction in the Value of Assets	3,038	-
Depreciation, Amortization & Accretion	12,106	7,301
Total	$ 16,123	$ 7,301
Total Operating Expenses	**$ 39,575**	**$ 31,536**
Operating Loss	**$ (21,388)**	**$ (13,313)**
Other Income (Expense)	$ 20,707	$ (11,180)
Net Loss	**$ (681)**	**$ (24,493)**
Adjusted EBITDA [1]	**$ (1,590)**	**$ (2,146)**

(1) Refer to Appendix A for definition.

Globalstar

Liquidity Summary

(in millions)

Liquidity:	Sept. 2011
Q3 2011 Ending Cash Balance	$6
COFACE Availability [1]	8
Contingent Equity [1]	60
Total	**$74**

Remaining Launch Related Requirements through Q3 2012: [2]	2011	Q1-Q3 2012
Thales Alenia Second-Generation Satellites	$9	$1
Arianespace Launch Services	3	9
Launch Insurance	9	9
Other Capital Expenditures and Capitalized Labor	2	2
Total	**$23**	**$21**

Debt Related Requirements through Q3 2012:	2011	Q1-Q3 2012
COFACE Interest	$0	$15
5.75% Notes Interest	0	2
COFACE Principal [4]	0	17
Total	**$0**	**$33**

Ground Related Expenditures through Q3 2012:	2011	Q1-Q3 2012
Hughes	$32	$11
Ericsson Networks	0	16
Total	**$32**	**$27**

(1) The remaining availability is restricted to fund payments to Thales Alenia Space for the remaining construction costs associated with the first 25 second generation satellites.
(2) In addition to operating expenses, inventory purchases, taxes, maintenance and certain other budgeted costs, the Company may use funds in the contingent equity account to pay capital expenditures related to the completion and launch of 25 second-generation satellites, provided that, if the funds are used for capital expenditures, the Company must raise proceeds from equity or subordinated loans in the same amount as the proposed contingent equity withdrawal. On November 3, 2011, Globalstar made an initial draw of $5.4 million.
(3) Excludes launch and satellite construction requirements beyond the first 25 satellites and four launches. Globalstar and Thales Alenia Space are currently in arbitration regarding Phase III.
(4) Globalstar has requested the senior lenders to extend the first repayment date in line with the updated launch schedule. To date, such an agreement has not been reached.

Globalstar

Globalstar Remains Focused on its Key Value Drivers

Re-Introduction of High Value Core MSS Voice and Duplex Data Products and Services	• Historically, the most significant driver of cash flow with high customer average revenue per user ("ARPU") • Concurrent with the completion of the 2nd generation constellation high quality duplex service will be restored • High voice quality, low latency, low-cost provider
SPOT Family of Consumer Retail Products and Services (Retail Simplex)	• To date, over 280,000 SPOT units sold • Over 10,000 points of distribution including major Big Box distributors (Best Buy, REI, West Marine, Marathon, etc.) • Industry's only consumer focused satellite tracking and life saving services worldwide • Continued development and deployment of innovative consumer products
Commercial Simplex Products and Services (Commercial Simplex)	• Reliable machine-to-machine asset tracking capabilities • Designed to address the market need for small and cost-effective solutions for sending data (such as location) from assets in remote locations • Cost effective asset tracking, monitoring and mobile security connectivity
Significant Spectrum Asset	• Unique, 25+ MHz in the U.S. of which 19.275 MHz are ATC approved(1) • L-band and S-band spectrum assets • Given recent FCC developments, Globalstar believes it is well positioned to realize untapped value from its significant spectrum asset

(1) Subject to meeting the FCC's ATC gating criteria.



Globalstar

Launching the Future

Appendix A

Adjusted EBITDA is adjusted to exclude non-cash compensation expense, asset impairment charges, foreign exchange gains/(losses) and certain other one-time charges. Management uses Adjusted figures for EBITDA in order to manage the Company's business and to compare its results more closely to the results of its peers.